Exhibit 10.13
Addendum No. 1 to
Mutual License and Services Agreement
This Addendum No. 1 to Mutual License & Services Agreement (the “Addendum”), dated as of the signature date below (“Effective Date”), is entered herein by SimilarTech Ltd., with its principal offices at 65 Menachem Begin Road, Tel Aviv, Israel (“SimilarTech”) and SimilarWeb Ltd., with its principal offices at 121 Menachem Begin Road, Tel Aviv, Israel (“SimilarWeb”). SimilarWeb and SimilarTech are referred to herein individually as a “Party” and collectively as the “Parties”.
Whereas, SimilarWeb and SimilarTech are parties to a Mutual License and Services Agreement dated November 24, 2016 (the “Agreement”) under which SimilarWeb has rights to receive from SimilarTech and use SimilarTech Data for its own business purposes (the “License”), all in accordance with the terms of the Agreement; and
Whereas, SimilarWeb and SimilarTech have agreed on commercial terms regarding certain uses of the SimilarTech Data by SimilarWeb under the License, all as set forth herein.
Now Therefore, in consideration of the mutual promises contained herein, the Parties agree as follows:
1.    Defined Terms. All of the terms used herein, unless otherwise defined herein, shall have the meanings given for such terms in the Agreement.
2.    Deliverables; License. The SimilarTech Data or Deliverables (as defined in Exhibit A), will be made available to SimilarWeb under the terms set forth herein. SimilarTech Data will be provided to SimilarWeb, as of the Effective Data, via an API and/or weekly reports, as provided in Exhibit A hereto. For the avoidance of doubt and notwithstanding any contrary provisions of Section 2.2 of the Agreement, and subject to SimilarWeb’s payment of the consideration set forth in this Addendum, SimilarWeb’s rights under the License shall include the right to use the Deliverables by integrating them into or offering them within or as part of its owned and operated products (the “Products” and “Purpose”, respectively). Without limiting the foregoing, such use of the Deliverables shall not be considered “use for the purpose of directly competing with” SimilarTech, under section 2.2 of the Agreement.
3.    Consideration. In consideration for the rights to use the Deliverables under the License in the manner described herein, SimilarWeb shall pay to SimilarTech the fees set forth in Exhibit B to this Addendum (the “License Fees”), according to the payment terms set forth therein.
3.1    SimilarWeb shall bear all sales, business, or any other tax due as a result of the use the Deliverables for the Purpose pursuant to the License as provided herein, except for any taxes incurred or owed by SimilarTech based on its own income. If any such taxes are required to be withheld, SimilarWeb shall pay an amount to SimilarTech such that the net amount payable
SimilarWeb - SimilarTech - Addendum #1 to License & Svcs Agrmt (July 18 2019)

to SimilarTech after withholding of taxes shall equal the amount that would have been otherwise payable under this Addendum.
3.2    SimilarTech reserves the right to suspend or terminate SimilarWeb’s use of the Deliverables for the Purpose in the event of a delay in payment of License Fees, which is not the subject of a good faith dispute and which remains uncured for a period of 30 days after SimilarWeb receives notice thereof from SimilarTech. Except in case of a material breach of this Addendum by SimilarTech which remains uncured for 30 days after notice thereof by SimilarWeb, SimilarWeb shall not be entitled to a refund for any prepaid License Fees, and in such case shall be entitled to a refund solely for the portion of consideration that was paid for the applicable period, pro rata until the termination date. For the avoidance of doubt, any suspension or termination hereunder shall not suspend or terminate, or otherwise affect the validity of, the Agreement.
4.    Representations & Warranties. Each Party warrants that (i) it has the full power and authority to enter into this Addendum and to perform the obligations contained herein; and (ii) its entry into, and performance under this Addendum, will not violate any law, statute or regulation, or result in a breach of any material agreement or understanding to which it is bound.
5.    Term; Termination.
5.1    This Addendum shall commence on the Effective Date and shall remain in full force and effect for the period or periods set forth below (collectively the “Term”), as follows:
5.1.1    An initial term of six (6) months, beginning as of a written notice provided by SimilarWeb regarding the launch of the Product that includes or incorporates the Deliverables, however in any event not more than three (3) months after the Effective Date (“Initial Period”).
5.1.2    A second period of six (6) months, beginning as of the end of the Initial Term (“Second Period”).
5.1.3    A third period of 12 (twelve) months, beginning as of the end of the Second Period (“Third Period”).
5.1.4    Following the Third Period, the Addendum shall be automatically renewed unless otherwise terminated by either Party according to the terms of this Addendum. In the event this Addendum was not terminated prior to the end of the Third Period, the Parties will negotiate in good faith the License Fee applicable for the terms following the Third Period.
5.2    This Addendum may be terminated as follows:
5.2.1    SimilasrWeb shall be entitled to terminate this Addendum upon a thirty (30) days written notice prior to the date when each payment of the License Fee is due (in accordance with Exhibit B).
SimilarWeb - SimilarTech - Addendum #1 to License & Svcs Agrmt (July 18 2019)

5.2.2    As of the end of the Third Period, each Party shall be entitled to terminate this Addendum, for any or no reason, by providing the other Party a six (6) months prior written notice.
5.2.3    Notwithstanding the above, each Party may terminate this Addendum, effective immediately, if the other Party (i) fails to cure any material breach of this Addendum within fourteen (14) days after such breach is conveyed in reasonable detail in writing to the breaching Party or (ii) is the object of any proceedings for insolvency, receivership or bankruptcy or any other proceedings for the settlement of such Party’s debts, (iii) makes an assignment for the benefit of creditors, or (iv) is dissolved or ceases to do business.
5.3    Upon termination of this Addendum for any reason, SimilarWeb will immediately cease use of the Deliverables provided under this Addendum for the Purpose (but without prejudice to any of SimilarWeb’s rights pursuant to the Agreement); provided, however, that in the event of a termination resulting from a breach of the Addendum by SimilarTech, (a) SimilarWeb shall be entitled to continue receiving and using the Deliverables for the Purpose for a reasonable period of up to 180 days, and (b) such termination shall have no effect on the rights of any of SimilarWeb’s customers or users to continue using any of the Products made available to them which included or incorporated the Deliverables prior to such termination. All terms and provisions under this Addendum that should by their nature survive the termination of this Addendum will survive.
5.4    Notwithstanding the foregoing, it is hereby agreed that SimilarWeb shall not be permitted to terminate the Agreement for convenience (without cause), for at least a twenty four (24) month period commencing as of the Effective Date of this Addendum. This provision will supersede any of SimilarWeb’s rights to terminate the Agreement without cause.
6.    General. Except as specifically set forth herein, all of the terms of the Agreement shall apply to this Addendum. This Addendum, including the Exhibits hereto and the terms of the Agreement under which this Addendum is entered into, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, agreements, writings and all other communications or arrangements between the Parties with respect to the subject matter hereof.
SimilarWeb - SimilarTech - Addendum #1 to License & Svcs Agrmt (July 18 2019)

In Witness Whereof, the parties hereto have executed this Addendum by a duly authorized representative as of the date set forth below.

SIMILARTECH LTD.

By:	s/ Yaniv Hadad

Name:	Yaniv Hadad

Title:	CEO

Date:	21-07-2019

SIMILARWEB LTD.

By:	/s/ Jason

Name:	Jason

Title:	CFO

Date:	7/22/2019

SIMILARWEB LTD.

By:	/s/ Avi Israel

Name:	Avi Israel

Title:	EVP Finance

Date:	7/21/2019
SimilarWeb - SimilarTech - Addendum #1 to License & Svcs Agrmt (July 18 2019)
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